UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2017

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas 67210
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 26, 2017, Spirit AeroSystems Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “2017 Annual Meeting”). As described in Item 5.07 of this Current Report on Form 8-K, at the 2017 Annual Meeting, the Company’s stockholders voted on, and approved, the Third Amended and Restated Certificate of Incorporation (the “A&R Certificate”). The A&R Certificate eliminates all references to Class B Common Stock, including, but not limited to, the provisions relating to the rights, preferences, and limitations of Class B Common Stock, and makes related conforming changes. The A&R Certificate reduces the Company’s total number of authorized shares of capital stock to 210,000,000, which is comprised of 200,000,000 shares of Class A Common Stock and 10,000,000 shares of preferred stock. The A&R Certificate also updates certain outdated provisions and makes certain non-substantive clarifying revisions.

The A&R Certificate became effective and was filed with the Secretary of State of the State of Delaware on April 26, 2017. A copy of the A&R Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The following is a summary of the voting results for each matter presented to stockholders at the 2017 Annual Meeting:

Proposal 1: Election of Directors. The stockholders elected the nine nominees named in the Company’s 2017 proxy statement to serve as directors until the 2018 annual meeting of stockholders or until their successors are duly elected and qualified. The voting results for this proposal are as follows:

Name of Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Charles L. Chadwell	103,037,134	1,537,658	99,216	7,235,481
Irene M. Esteves	103,536,274	1,039,644	98,090	7,235,481
Paul Fulchino	103,056,296	1,517,381	100,331	7,235,481
Thomas C. Gentile, III	103,567,862	1,008,403	97,743	7,235,481
Richard Gephardt	103,039,835	1,519,229	114,944	7,235,481
Robert Johnson	103,076,301	1,497,810	99,897	7,235,481
Ronald T. Kadish	103,123,125	1,451,979	98,904	7,235,481
John L. Plueger	103,562,642	1,012,438	98,928	7,235,481
Francis Raborn	103,158,280	1,416,357	99,371	7,235,481

Proposal 2: Approval of Proposed Third Amended and Restated Certificate of Incorporation. The stockholders approved the A&R Certificate to eliminate the Company’s Class B Common Stock. The voting results for this proposal are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
104,478,898	22,049	173,061	7,235,481

Proposal 3: Approval of the Company’s Employee Stock Purchase Plan. The stockholders approved the Company’s Employee Stock Purchase Plan. The voting results for this proposal are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
104,306,987	281,037	85,984	7,235,481

Proposal 4: Advisory Vote on Executive Compensation. The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers for fiscal year 2016. The voting results for this proposal are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
101,350,579	3,142,806	180,623	7,235,481

Proposal 5: Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation. The Company’s stockholders approved, on a non-binding, advisory basis, voting annually on the compensation of the Company’s named executive officers. The voting results for this proposal are as follows:

For Every Year	For Every 2 Years	For Every 3 Years	Abstentions	Broker Non-Votes
97,452,674	30,521	7,067,061	123,752	7,235,481

Proposal 6: Ratification of Selection of Independent Registered Public Accounting Firm. The stockholders ratified the selection of Ernst & Young LLP as the Company’s registered public accounting firm for fiscal year 2017. The voting results for this proposal are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
111,716,552	80,690	112,247	0

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits

Exhibit Number	Description of Exhibit
3.1	Third Amended and Restated Certificate of Incorporation of Spirit AeroSystems Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: May 1, 2017	By:	/s/ Stacy Cozad
		Name:	Stacy Cozad
		Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Third Amended and Restated Certificate of Incorporation of Spirit AeroSystems Holdings, Inc.